UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             February 8, 2017

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Northwest Biotherapeutics, Inc. (the “Company”) has received a number of shareholder inquiries asking for clarification whether the 331 patients enrolled in its Phase III DCVax®-L Trial includes the 32 patients in a Pseudo-Progressor arm or those 32 patients are in addition to the 331 patients enrolled.

The Company is clarifying that the 32 patients in the Pseudo-Progressor Arm are in addition to the 331 patients enrolled in the Main Arm of the Trial and are not included in the 331.  The Company notes that there are 90 patients in other separate arms of the Trial in addition to the 331 patients in the Main Arm, making a total of 421 patients.  The 90 patients include the 32 patients in the Pseudo-Progressor Arm, 55 patients in the Information Arm, and 3 patients who were enrolled at the very beginning of the Trial when it was randomized but not yet blinded.  The Trial was blinded after those initial patients were enrolled.  In addition to these 421 patients, the Company has treated a substantial number of patients on a compassionate basis under an Expanded Access Protocol.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: February 8, 2017	By:	/s/ Linda F. Powers
Name: Linda F. Powers
Title: Chief Executive Officer